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                                                                     Exhibit 99


                            ALLIANT TECHSYSTEMS INC.
                        DIRECTORS AND EXECUTIVE OFFICERS
                                 August 6, 1998

     Name (Age)                                Position
     ----------                                --------

Richard Schwartz (62)       Director, Chairman of the Board and Chief Executive
                            Officer

Peter A. Bukowick (54)      Director, President and Chief Operating Officer

Gilbert F. Decker (61)      Director

Thomas L. Gossage (64)      Director

Joel M. Greenblatt (40)     Director

Jonathan G. Guss (39)       Director

David E. Jeremiah (64)      Director

Gaynor N. Kelley (67)       Director

Joseph F. Mazzella (45)     Director

Daniel L. Nir (37)          Director

Michael T. Smith (54)       Director

Robert E. Gustafson (49)    Vice President - Human Resources

Richard N. Jowett (53)      Vice President - Investor Relations and Public
                            Affairs

William R. Martin (57)      Vice President - Washington, D.C. Operations

Mark L. Mele (41)           Vice President - Strategic Planning

Scott S. Meyers (44)        Vice President, Treasurer and Chief Financial
                            Officer

Paula J. Patineau (44)      Vice President and Controller

Paul A. Ross (61)           Group Vice President - Space and Strategic Systems

Don L. Sticinski (46)       Group Vice President - Defense Systems

Nicholas G. Vlahakis (50)   Group Vice President - Conventional Munitions

Daryl L. Zimmer (55)        Vice President and General Counsel

Charles H. Gauck (59)       Secretary